CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference of our report dated February 29, 2000, which contained an emphasis paragraph regarding going concern, relating to the financial statements of Netmaximizer.com, Inc. appearing in such company's Amendment No. 2 to Registration Statement on Form 10 dated May 18, 2000.





                            RACHLIN COHEN & HOLTZ LLP


Fort Lauderdale, Florida
May 18, 2000